Exhibit 3.3

                                     QUEBEC
--------------------------------------------------------------------------------
                          CERTIFICATE OF INCORPORATION

                             COMPANIES ACT, Part IA
                              (R.S.Q., chap. C-38)

                        I attest by these presents that the company


                        9064-9633 QUBEC INC.


                  was incorporated on 5 June 1998 by virtue of Part IA of the Companies Act, as indicated in the articles of incorporation attached hereto.



                  Filed with the registry on 16 June 1998
                  under the file number 1147790704



                                                  /s/
                                                  ------------------------------
                                                  Inspector General of Companies

Government of Quebec
Inspector General of Companies
                                                       Form 1
                                                       Articles of Incorporation
                                                       Companies Act, R.S.Q. (c.
                                                       C-38) Part 1A


1.    Official name

      9064-9633 QUEBEC INC.

2.    Judicial District of Quebec where      3.    Precise number or              4.    Date of coming into
      the company has its head office              minimum and maximum                  effect if before this filing
                                                   number of directors

      Montreal                                     Min: 1     Max. 10                   N/A

5.    Description of share-capital

      See Annex A attached hereto, the whole representing an integral part of these articles of incorporation.

6.    Restrictions on the transfer of shares, as the case may be

      See Annex B attached hereto, the whole representing an integral part of these articles of incorporation.

7.    Limits imposed on its activities, as the case may be

      N/A

8.    Other provisions

      See Annex C attached hereto, the whole representing an integral part of these articles of incorporation.

9.    Founders

      Name                     Address including postal code               Signature of each founder
                              (if a corporation, indicate the head         (if a corporation, signature
                               head office and constituting statute)       of authorized person)

      Charles Denis           450 rue Saint-Pierre, suite 400              /s/ Charles Denis
                              Montreal, Quebec Canada H2Y 2M9              --------------------------

If insufficient space, attach an annex in two (2) copies.

1


                                   SCHEDULE A

                                  SHARE CAPITAL

The unlimited share capital of the company carries seven (7) classes of shares with the following rights, privileges, conditions and restrictions:

A) CLASS A SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class A shares without nominal value, are as follows:

      1) Dividends and participation. Subject to the rights and privileges attached to other classes of shares, holders of class A shares shall have the right, equal in all respects with holders of class B shares:

            a) to participate in the property, profits and surplus assets of the company, and for that purpose, to receive any dividend declared by the company, and

            b) to share in remaining property of the company upon dissolution.

      2) Restriction. Subject to section 123.70 of the COMPANIES ACT no dividend can be paid on class A shares nor can such shares be acquired by the company which would result in the realizable value of the net assets of the company being insufficient to redeem class D and E shares.

      3) Right to vote. Holders of class A shares shall have the right to vote at any meeting of the shareholders of the company. Each class A share confers one (1) vote, except at meetings where only the holders of certain classes of shares are entitled to vote.

      4) Right to convert. Subject to the approval by the directors of the company and by the holders of the majority of outstanding class D shares, any holders of class A shares shall have the right, if he so decides, to exchange all or part of the class A shares that he holds for class D shares, according to the prorata and conditions hereunder contained: the rate of conversion shall be one class D share for each class A share exchanged, the new class D share representing the same amount added to the share capital account issued and paid for the converted class A share.

      A class A shareholder who wishes to prevail himself of this right of exchange shall submit to the head office of the company or its transfer agent a written notice indicating the number of class A shares he wishes to exchange. The notice shall bear the signature of the shareholder registered in the register of securities of the company as being the sole qualified person to exercise the rights attached to the shares, or the signature of his representative. Certificates representing the class A shares submitted for exchange shall be attached to the notice, Upon receipt of the above-mentioned notice and certificates, the company shall issue a certificate for the class D shares resulting from the exchange. If only part of the class A shares represented by the above-mentioned certificates are to be converted, the company shall, without charge, issue a new certificate representing the class A shares which were not exchanged.

      On the date of redemption, the redeemed class A shares shall be cancelled, and the company shall reduce its issued and paid share capital account for class A and D shares in conformity with the provisions of sections 123.50 and 123.51 of the COMPANIES ACT.

B) CLASS B SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class B shares without nominal value, are as follows:

      1) Dividends and participation. Subject to the rights and privileges attached to other classes of shares, holders of class B shares shall have the right, equal in all respects with holders of class A shares:

            a) to participate in the property, profits and surplus assets of the company, and for that purpose, to receive any dividend declared by the company, and

            b) to receive the remaining property of the company upon dissolution,

      2) Restriction. Subject to section 123.70 of the COMPANIES ACT no dividend can be paid on class B shares nor can such shares be acquired by the company which would result in the realizable value of the net assets of the company being insufficient to redeem class D and E shares.

      3) Right to vote. Holders of class B shares shall have the right to vote at any meeting of shareholders of the company. Each class B share confers one (1)- vote, except at a meeting where only the holders of certain classes of shares are entitled to vote.

C) CLASS C SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class C shares without nominal value, are as follows:

      1) Dividends and participation. Holders of class C shares shall not participate in the profits and surplus assets of the company and, for that purpose, shall not be entitled to any dividend declared by the company.

      2) Reimbursement. In the event of the assets of the company were distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class C shares have a right, prior to all other classes of shareholders of the company, to be reimbursed the amount added to the issued and paid capital share account for these class C shares.

      3) Right to vote. Holders of class C shares shall have one (1), vote per share at any meeting of shareholders of the company, except at meetings where only holders of certain other classes of shares are entitled to vote.

      4) Automatic redemption. The death of a shareholder holding class C shares shall automatically result in the redemption by the company of all class C shares held by such shareholder in the share capital, for a price equal to the amount added to the issued and paid share capital account for these shares. Within thirty (30) days of the date of redemption, the company shall pay such price to the executor or administrator, upon receipt of the certificates representing the redeemed shares, subject to section 123.54 of the COMPANIES ACT.

      On date of redemption, the redeemed class C shares shall be cancelled, and the company shall reduce its issued and paid share capital account for class C shares according to the provisions of section 123.51 of the COMPANIES ACT.

      5) Right to Purchase. The company may, when it deems advisable to do so, without notice and without taking into account the other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding class C shares.

      On date of purchase, the purchased class C shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class C shares according to section 123.51 of the COMPANIES ACT.

      6) Veto Right. No conversion of class C shares, creation of new classes of shares, equal or preferential to class C shares, or modifications concerning class C shares, or other existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class C shares, shall not be authorized unless this conversion, creation or modification is approved on a vote regrouping 3/4 of the holders of class C shares present or represented at a general, or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT.

D) CLASS D SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class D shares without nominal value, are as follows:

      1) Dividends. Holders of class D shares shall have the right to receive, prior to holders of class A, B, E, F and G shares, out of the funds applicable to the payment of dividends, as and when such dividends are declared, a monthly, preferential, noncumulative dividend of one per cent (1%) per month on the redemption value of class D shares, as defined in subsection (5) hereunder. Such dividend shall not be declared for more than one month at a time and shall be payable from the date, at the time and in the manner which may be determined by the directors.

      2) Reimbursement. In the event the property of the company should distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class D shares shall have the right, prior to holders of class A, B, E,1~ and G shares, but after holders of class C shares, to be reimbursed the redemption value of class D shares defined in subsection (5) hereunder, plus the amount of any declared unpaid dividends on class D shares.

      3) Additional Participation. Holders of class D shares shall not otherwise participate in the profits or surplus assets of the company.

      4) Right to vote. Subject to the provisions of the COMPANIES ACT, holders of class D shares shall not be entitled, as class D shareholders only, to vote at any meeting of shareholders of the company, to receive a notice of such meeting and to attend same.

      5) Right to redeem. Subject to the provisions of section 123.54 of the COMPANIES ACT, each class D shares is redeemable upon written request by its holder, if the company can do so legally, at a price which shall include the amount added to the issued and paid share capital account for this share, plus a premium equal to the difference between this added amount and its share of the fair market value at the time of exchange, of the class A shares of the company exchanged for class D shares, such price being considered as the redemption value of class D shares with, in addition, all declared unpaid dividends on such shares. The amount of the above-mentioned premium shall be determined on the basis of the estimated fair market value of class A shares of the company on date of exchange; in the event the federal or provincial Revenue Departments would allocate to such class A shares a fair market value lower or higher than the one used, the amount of the premium shall be reduced or increased according to the difference or excess of such evaluation by the, departments with respect to the initial evaluation, provided that the company and the holders of class D shares had an opportunity to debate with the departments or before the tribunals, the validity of such a different evaluation. In the event of a difference between the federal and provincial evaluations, the afore-mentioned adjustment shall be made on the basis of the lowest of these evaluations, determined following an unquestioned assessment or final court decision, as the case may be.

      On date of redemption, class D shares redeemed with the agreement of their holders shall be cancelled, and the company shall reduce its issued and paid share capital account for class D shares according to the provisions of section
123.51 of the COMPANIES ACT.


      6) Right to purchase. Subject to the provisions of section 123.56 of the COMPANIES ACT, the company may, when it deems advisable to do so, without notice and without taking into account the other classes of shares, purchase by mutual agreement all or part of the outstanding class D shares at the best possible price, which in no way shall exceed the aforementioned redemption price nor the realizable value of the net assets of the company.

            On date of purchase, the purchased class D shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class D shares according to the provisions of section 123.51 of the COMPANIES ACT.

      7) Veto Right. No conversion of class D shares, creation of new classes of shares, equal or preferential to class D shares, or modifications concerning class D shares, or otter existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class D shares, shall not be authorized unless this conversion, creation or modification is approved on a vote regrouping 3/4 of the holders of class D shares present or represented at a general or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT.

E) CLASS E SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class E shares without nominal value, are as follows:

      1) Dividend. Holders of class E shares shall have the right to receive, prior to holders of class A, B, F and G shares, but after holders of class D shares, out of the funds applicable to the payment of dividends, as and when such dividends are declared, a monthly, preferential, noncumulative dividend of one per cent (1%) per month on the redemption value of class E shares, as defined in subsection (5) hereunder. Such dividend shall not be declared for more than one month at a time and shall be payable from the date, at the time and in the manner which may be determined by the directors.

      2) Reimbursement. In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders Wm class E shares shall have the right, prior to holders of class A, B, F, and G shares, but after holders of class C and D shares, to be reimbursed the redemption value of class E shares defined in subsection (5) hereunder, plus the amount of any declared unpaid dividends on class E shares.

      3) Additional participation. Holders of class E shares shall not otherwise participate in the profits or surplus assets of the company.

      4) Right to vote. Subject to the provisions of the COMPANIES ACT, holders of class E shares are not: be entitled, as class E shareholders only, to vote at any meeting of shareholders of the company, to receive a notice of such meetings and to attend same.

      5) Obligation to redeem. Subject to the provisions of section 123.54 of the COMPANIES ACT, class E shares shall be redeemed by the company totally or partially, at any time upon written request of the holders of these shares, at a price equal to the amount added to the issued and paid share capital account for these shares, plus a premium equal to the difference between the fair market value, at the time these class E shares were issued, of the consideration received by the company for issuing these class E shares and the total comprised of:

            a) the amount added to the issued and paid share capital account for these shares, and

            b) the fair market value of any property, other than class E shares, given in payment by the company for that consideration.

      Such a price shall be considered as the redemption value of class E shares and the company shall, in addition, remit to the holders of class E shares so redeemed, the amount of the declared unpaid dividends on these shares, as the case may be. The fair market value of the aforementioned consideration shall be as determined by the company and the subscriber to class E shares upon issuance of class E shares. In the event the federal and/or provincial Revenue Departments would attribute to this consideration a fair market value different from that determined by the afore-mentioned persons, the amount of the premium shall be reduced or increased consequently, provided that the company had an opportunity to debate with the departments or before the tribunals the validity of such departmental evaluations, and provided that should there be a discrepancy between the provincial and federal evaluation, the above adjustment shall be made, based on the lowest evaluation determined following an unquestioned assessment or a final court decision, as the case may be.

      The above-mentioned redemption shall be carried out by the company without regard to other classes of shares. Within thirty (30) days following the date of redemption, the company shall pay the redemption price to the former class E shareholders. Should the company be unable to pay the full redemption price within that delay by reason of the provisions of section 123.54 of the COMPANIES ACT, it shall pay a first amount on account of the full redemption price within the thirty (30) day delay, and pay the balance as soon as it can do so legally.

      On date of redemption, class E shares redeemed with the agreement of their holders shall be cancelled, and the company shall reduce its issued and paid share capital account for class E shares according to provisions of section
123.51 of the COMPANIES ACT.

      What is more, if in the event of a price adjustment, the company redeem all of class E shares, the company shall pay to its shareholders, as soon as it can legally do so, an additional sum, if the premium is increased, or the holders of the redeemed shares will repay any sum due in the event that the adjustment decreases the premium, with all interest at the highest rate between the one prescribed by virtue of Article 28 of the LAW OF THE MINISTRY OF REVENUE (L.C.Q.) or the one prescribed by Article 4301 of the REGULATIONS OF THE FEDERAL INCOME TAX ACT, as determined from time to time, prorata to the class E shares held by each shareholder. If only a part of the class E shares were redeemed, the portion of the additional payment or repayment, as the case may be, corresponding to the redeemed shares will be made as soon as is legally possible, with interest at the rate hereinabove mentioned, - and with regard to the shares still to be redeemed. The value of these shares will modify, either more or less, as the case may be, the amount of the premium for these shares.

      6) Right to purchase. Subject to the provisions of section 123.56 of the COMPANIES ACT, the company may, when it deems advisable to do so, without notice and without taking into account the other classes of shares, purchase by mutual agreement all or part of the outstanding class E shares at the best possible price, which in no way shall exceed the afore-mentioned redemption price nor the realizable value of the net asses of the company.

      On date of purchase, the purchased class E shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class E shares according to the provisions of section 123.51 of the COMPANIES ACT.

      7) Veto. No conversion of class E shares, creation of new classes of shares, equal or preferential to class E shares, or modifications concerning class E shares, or other existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class E shares, shall not be authorized unless this conversion, creation or modification is approved on a vote regrouping 3/4 of the holders of class E shares present or represented at a general or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT.

F) CLASS F SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class F shares without nominal value, are as follows:

      1) Dividend. Holders of class F shares shall have the right to receive, prior to holders of class A, B and G shares, but after holders of class D and E shares, out of the funds applicable to the payment of dividends, as and when such dividends are declared, an annual, preferential, noncumulative dividend of one dollar (1$) per share; such dividend shall be payable from the date, at the time and in the manner to be determined by the directors.

      2) Reimbursement. In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class F shares shall have the right, prior to holders of class A, B and G shares, but after holders of class C, D and E shares, to be reimbursed the amount added to the issued and paid share capital account for class F shares and to be paid the amount of any declared unpaid dividends on class F shares.

      3) Additional participation. Holders of class F shares shall not otherwise participate in the profits or surplus assets of the company.

      4) Right to vote. Subject to the provisions of the COMPANIES ACT, holders of class F shares shall not be entitled, as class F shareholders only, to vote at any meeting of shareholders of the company, to receive a notice of such meeting and to attend same.

      5) Obligation to redeem. Subject to the provisions of section 123.54 of the COMPANIES ACT, any holders of class F shares may demand in writing at any time from the company that it redeems to that effect, all or part of the shares of that class held by that same shareholder, at a price equal to the amount added to the issued and paid share capital account for these shares, as well as the unpaid declared dividends on these shares. Upon receiving such a request, the company shall pay to their ex-holder, all or part of the aforementioned price which it can then pay without committing an offence under section 123.54 of the COMPANIES ACT; the company shall pay him the full balance, should there be one, as soon as it can legally do so.

            On date of redemption, class F shares redeemed with the agreement of their holders shall be cancelled, and the company shall reduce its issued and paid share capital account for class F shares according to the provisions of section 123.51 of the COMPANIES ACT.

      6) Right to purchase. Subject to the provisions of section 123.56 of the COMPANIES ACT, the company may, when it deems advisable to do so, without notice and without taking into account the other classes of shares, purchase by mutual agreement all or part of outstanding class F shares at the best possible price.

            On date of purchase, the purchased class F shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class F shares according to the provisions of section 123.51 of the COMPANIES ACT.

      7) Veto Right. No conversion of class F shares, creation of new classes of shares, equal or preferential to class F shares, or modifications concerning class F shares, or other existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class F shares, shall not be authorized unless this conversion, creation or modification is approved on a vote regrouping 3/4 of the holders of class F shares present or represented at a general or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT,

G) CLASS G SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class G shares without nominal value, are as follows:

      1) Dividends. Holders of class G shares shall have the right to receive, prior to holders of class A and B shares, but after holders of class D, E and F shares, out of the funds applicable to the payment of dividends, as and when such dividends arc declared, an annual, preferential, non-cumulative dividend of one dollar (1$) per share; such dividend shall be payable from the date, at the time and in the manner which may be determined by the directors.

      2) Reimbursed. In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class G shares shall have the right, prior to holders of class A and B shares, but after holders of class C, D, E and F shares, to be reimbursed the amount added to the issued and paid share capital account for class G shares and to be paid the amount of any declared unpaid dividends on class G shares.

      3) Additional participation. Holders of class G shares shall not otherwise participate in the profits or surplus assets of the company.

      4) Right to vote. Subject to the provisions of the COMPANIES ACT, holders of class G shares are not be entitled, as class G shareholders only, to vote at any meeting of shareholders of the company, to receive a notice of such meeting and to attend same.

      5) Unilateral right to redeem. Subject to the provisions of section 123.53 of the COMPANIES ACT, the company may, if it wishes, redeem class G shares unilaterally by giving a thirty (30) day written notice of its intention and by paying a price equal to the amount added to the issued and paid share capital account for these shares, as well as the dividends declared and unpaid on said shares. In the event of partial redemption. such redemption shall be in proportion to the number of outstanding class G shares, excluding fractions of shares.

            On date of redemption, the redeemed class G shares shall be cancelled, and the company shall reduce the issued and paid share capital account for class G shares according to the provision of section 123.51 of the COMPANIES ACT.

      6) Right to purchase Subject to the provisions of section 123.56 of the COMPANIES ACT, the company may, when it deems advisable to do so, without notice and without taking into account the other classes of shares, purchase by mutual agreement all or pact of outstanding G shares at the best possible price.

            On date of purchase, the purchased class G shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class G shares according to the provisions of section 123.51 of the COMPANIES ACT.

      7) Veto Right. No conversion of class G shares creation of new classes of shares, equal or preferential to class G shares, or modifications concerning class G shares, or other existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class G shares, shall not be authorized unless this conversion, creation or modification is approved on a, vote regrouping 3/4 of the holders of class G shares present or represented at a general or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT.

                                   SCHEDULE B

                     RESTRICTIONS ON THE TRANSFER OF SHARES

No share issued by the company shall be transferred without the approval of the directors. Such approval shall be expressed in a resolution of the Board of directors and may validly be given after the transfer has been registered in the corporate records, in which case it shall take effect retroactively upon the date on which the transfer was recorded.

                                   SCHEDULE C

                                OTHER PROVISIONS

1.    CLOSED COMPANY

      The company shall be a "closed company" as defined in within the meaning of the SECURITIES ACT (R.S.Q., c. V-I, s. 5), and, as such:

      a)    the number of shareholders of the company shr0 be limited to fifty
            (50), exclusive of present or former employees of the company or of a subsidiary; two or more persons who jointly hold one or more shares are counted as one shareholder; and

      b) any invitation to the public to subscribe for any securities is prohibited.

2.    BORROWING POWERS

      In addition to the powers conferred by its articles and without restricting the generality of the powers conferred upon the directors by section 77 of the COMPANIES ACT, R.S.Q., c. C-38, the directors, if they see fit, and without obtaining the authorization of the shareholders, may:

      a)    borrow money upon the credit of the company;

      b) issue or reissue debentures or other securities of the company and pledge or sell the same at such price or for such amount as is deemed appropriate;

      c) give a guarantee in the name of the company to secure the obligation of another person, provided that it is established that the company is or will be able to discharge its liabilities when due and that the book value of its assets will not be less than the sum of its liabilities and of its issued and paid-up share capital account;

      d) hypothecate the immoveable and movable or otherwise affect the movable property of the company; and

      e) delegate one or more of the above-mentioned powers to a director, to an Executive Committee, to a committee of the Board of Directors or to an officer of the company.

                                     QUEBEC
--------------------------------------------------------------------------------
                            CERTIFICATE OF AMENDMENT

                             COMPANIES ACT, Part IA
                              (R.S.Q., chap. C-38)

                        I attest by these presents that the company


                        PRODIJEUX INC.



                  amended its articles on 16 October 1998 by virtue of Part IA of the Companies Act, as indicated in the articles of amendment attached hereto.



                  Filed with the registry on 21 October 1998
                  under the file number 1147790704

                                                  /s/
                                                  ------------------------------
                                                  Inspector General of Companies

Government of Quebec
Inspector General of Companies
                                                       Form 5
                                                       Articles of Amendment
                                                       Companies Act, R.S.Q. (c.
                                                       C-38) Part 1A


1.    Official name

      PRODIJEUX INC.

2. Motion presented by virtue of Article 123.140 end following of the Companies Act

3.    The Articles of the company are amended in the following manner:


4.   Date of coming into effect, if different             5.    Official name (or registration number) prior to
     from the date of filing (see instructions)                 the amendment, if different from that mentioned in
                                                                box 1

     N/A                                                        9064-9633 QUEBEC INC.

If insufficient space, attach an annex in two (2) copies.

Signature of authorized director /s/ Michel Chiarore
                                 -------------------
                                 MICHEL CHIARORE